Registration No. 333-42870

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 1
                                       to
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                             SUREWEST COMMUNICATIONS
               (Exact name of issuer as specified in its charter)

                   California                             68-0365195
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)                Identification No.)


                  200 Vernon Street, Roseville California 95678
               (Address of principal executive offices) (Zip Code)

                             SUREWEST COMMUNICATIONS
                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                              Jed E. Solomon, Esq.
                             Cooper, White & Cooper
                        201 California Street, 17th Floor
                         San Francisco, California 94111
                     (Name and address of agent for service)

                    Telephone Number, including area code, of
                               agent for service:
                                 (415) 433-1900

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed
                                                Proposed               Maximum
Title of                                        Maximum                Aggregate
Securities to            Amount to be           Offering Price         Offering               Amount of
be Registered            Registered (1)         Per Share (2)          Price(2)               Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock             700,000 shares         $22.77                 $15,939,000            $1,876.14

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended solely for the purpose of calculating the filing fee and based on the average of the high and low prices of the Common Stock reported on the NASDAQ Stock Market on March 15, 2005.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     SureWest Communications (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission ("SEC") on March 16, 2005;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company document referred to in (a) above;

     (c) The description of the Company's capital stock filed with the SEC on or about May 4, 1995 in Registration Statement No. 33-58271, and the Articles of Incorporation and Amendment thereto which appeared as Exhibit 3(a) to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.
        -------------------------

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     Inapplicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

     Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The indemnification provided by Section 317 is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

     The Company has adopted provisions in its Articles of Incorporation, as amended, which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

     Inapplicable.

Item 8.  Exhibits.
         --------

Exhibit Number

          4.1 SureWest Communications 2000 Equity Incentive Plan, as amended (filed as Exhibit 10.9 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003)

          5.1  Opinion of Cooper, White & Cooper LLP

          23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

          23.2 Consent of Cooper, White & Cooper LLP (Included with the opinion filed as Exhibit 5.1 hereto)

          24.1 Powers of  Attorney  (contained  in the  signature  pages of this
               Post-Effective   Amendment   No.  1  to  Form  S-8   Registration
               Statement)


Item 9. Undertakings.
        ------------

A.   The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement--notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.


B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on this 16th day of March, 2005.

                             SUREWEST COMMUNICATIONS



                               By:/s/ Brian H. Strom
                                  -----------------------------------------
                                      Brian H. Strom
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Brian H. Strom and Philip A. Grybas, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all attachments to this Form S-8 Registration Statement pertaining to the SureWest Communications 2000 Equity Incentive Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and these Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.

Signature                                                Title                                  Date

/s/ Philip A. Grybas                     Senior Vice President and Chief                   March 16, 2005
--------------------------------------   Financial Officer (Principal
Philip A. Grybas                         Accounting Officer)

/s/ Kirk C. Doyle                        Director                                          March 16, 2005
--------------------------------------
Kirk C. Doyle

/s/ Brian H. Strom                       Director                                          March 16, 2005
--------------------------------------
Brian H. Strom

/s/ Guy R. Gibson                        Director                                          March 16, 2005
--------------------------------------
Guy R. Gibson

/s/ Steven C. Oldham                     Director                                          March 16, 2005
--------------------------------------
Steven C. Oldham

/s/ John R. Roberts III                  Director                                          March 16, 2005
--------------------------------------
John R. Roberts III


/s/Timothy D. Taron                      Director                                          March 16, 2005
--------------------------------------
Timothy D. Taron


/s/ Roger J. Valine                      Director                                          March 16, 2005
--------------------------------------
Roger J. Valine
